SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT

                  PURSUANT TO SECTION 13 OR 15 (d) OF THE

                      SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): May 5, 2003


                            Riverview Bancorp, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

     Washington                        0-22957                91-1838969
---------------------------          ----------           ------------------
State or other jurisdiction          Commission            (I.R.S. Employer
   of incorporation                  File Number          Identification No.)

900 Washington Street, Suite 900, Vancouver, Washington          98660
-------------------------------------------------------        --------
(Address of principal executive offices)                      (Zip Code)

     Registrant's telephone number (including area code)  (360) 693-6650

                                    Not Applicable
                                 --------------------
          (Former name or former address, if changed since last report)

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Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
--------------------------------------------------------------------------

(c) Exhibits

     99.1   News Release of Riverview Bancorp, Inc. dated May 5, 2003

Item 9. Regulation FD Disclosure
--------------------------------

     On May 5, 2003, Riverview Bancorp, Inc. issued its earnings release for the fiscal year ended March 31, 2003. A copy of the earnings release is attached hereto as Exhibit 99.1, which is incorporated herein by reference.

     The information being furnished under this "Item 9. Regulation FD Disclosure" is intended to be furnished under "Item 12. Disclosure of Results of Operations and Financial Condition." The information in this report shall not be treated as "filed" for purposes of the Securities Exchange Act of 1934 and shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933 or the Securities Exchange Act of 1934.

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                                 SIGNATURES
                                 ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                   RIVERVIEW BANCORP, INC.


                                       /s/Ronald Wysaske
DATE: May 5, 2003                  By: --------------------------------
                                       Ronald Wysaske
                                       Executive Vice President and Treasurer

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                                Exhibit 99.1

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Contacts:  Pat Sheaffer, Chairman/C.E.O., 360-693-6650
           Ron Wysaske, E.V.P./C.F.O., 360-693-6650

                      RIVERVIEW BANCORP, INC. FISCAL 2003
                 NET INTEREST INCOME GROWS 16% TO $18 MILLION

     Vancouver, WA   May 5, 2003   Riverview Bancorp, Inc. (Nasdaq: RVSB)
today reported strong top-line growth and an expanding margin helped mitigate a previously announced $1.5 million after tax, or $0.34 per share, non-cash charge related to the write-down of securities. For the fiscal year ended March 31, 2003, net income was $4.4 million, or $0.99 per diluted share, compared to $4.9 million, or $1.06 per diluted share in fiscal 2002. For the quarter ended March 31, 2003, net income was $21,000, compared to $1.1 million, or $0.23 per diluted share in the fourth fiscal quarter last year.

     In April Riverview announced that its floating rate preferred stock of the Federal Home Loan Mortgage Corporation (FHLMC) and the Federal National Mortgage Association (FNMA) had an other-than-temporary impairment. As a result, the company incurred a $1.5 million after-tax, non-cash charge. Excluding the $1.5 million write-down, net income increased 20% from fiscal 2002 to $5.9 million, or $1.32 per diluted share for the year, and for the fourth quarter net income grew 44% to $1.5 million, or $0.35 per diluted share, compared to the fourth quarter a year earlier.

     "From an operational standpoint, fiscal 2003 has been a record year for Riverview," said Pat Sheaffer, President and CEO. "We have grown our balance sheet, improved our net interest margin and we continue to grow our franchise. In February we announced our plans to acquire Vancouver-based Today's Bancorp. Our missions are aligned and together we will continue bringing outstanding customer service, local-decision making and a broad range of financial products to our business and retail customers in Clark County."

     For the fiscal year, net interest income increased 16% to $18.0 million, compared to $15.5 million in fiscal year 2002. The net interest margin expanded 79 basis points for the year to 4.83%.

     Non-interest income from fees and service charges was up 15% for the year, to $4.3 million. Gains from the sale of loans increased 45% to $1.6 million compared to last fiscal year. In the fourth fiscal quarter, the company recorded a $2.3 million before tax, non-cash charge related to the write-down of securities. After the charge, non-interest income was $3.9 million for fiscal 2003, compared to $6.6 million last fiscal year.

     "The current low interest rate environment provides Riverview with earning opportunities illustrated by our expanding net interest margin and record loan volume; plus, it causes the need to evaluate certain assets," said Ron Wysaske, Executive Vice President and CFO. "Regularly we assess our loan servicing portfolio, and due to the high level of mortgage pre-payments over this past fiscal year, we have incurred a charge to loan servicing income (expense)."

     "Our securities portfolio also is regularly assessed to ensure the best mix for Riverview's needs. During the fourth fiscal quarter, we determined that certain assets had suffered 'other-than-temporary' declines in value, and therefore adjusted their value on our books and incurred the non-cash charge to our earnings," added Wysaske.

     For fiscal year 2003, non-interest expense was $14.9 million, compared to $14.0 million for the previous year. Riverview's efficiency ratio, net of intangible amortization and the non-cash charge, was 57.78% for fiscal 2003, compared to 61.07% for fiscal 2002.

     Net interest income rose 16% to $4.7 million for the fourth quarter, compared to $4.1 million in the like quarter a year ago. The net interest margin expanded 52 basis points to 5.15%, for the quarter, compared to 4.63% a year earlier. After the non-cash charge, the company reported non-interest loss of $730,000 for the fourth fiscal quarter, compared to non-

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Riverview Bancorp, Inc.
May 5, 2003
Page 2


interest income of $1.5 million in the like quarter a year earlier. Non-interest expense for the quarter was $3.8 million, compared to $3.6 million for the fourth quarter last year.

     Total assets increased 7% to $419.9 million at March 31, 2003, compared to $392.1 million at March 31, 2002. Deposits grew 24% to $320.7 million at March 31, 2003, compared to $259.7 million a year earlier. Shareholders' equity grew 2% to $54.5 million. Book value per share increased to $12.51 from $12.04 at March 31, 2002.

     "We have been focusing on building our commercial loan portfolio and reducing our reliance on 1-4 family mortgage loans. We are achieving success as commercial and commercial real estate loans accounted for 42% of the portfolio at year-end, compared to 35% at the end of fiscal 2002," said Sheaffer. "In addition, Today's Bancorp has an excellent commercial lending department and we look forward to incorporating them into the Riverview family. We anticipate continued strong growth in this segment of our business." Net loans increased 5% to $300.3 million compared to $286.7 million a year earlier.

     "While we are building our loan portfolio, we are careful to maintain our outstanding credit quality," said Sheaffer. At March 31, 2003, non-performing assets to total assets was 0.18%, a 43 basis point improvement from a year earlier. Net charge-offs to average net loans improved slightly to 0.12% for fiscal year 2003 compared to 0.14% for fiscal 2002. The allowance for loan losses totaled $2.7 million or 0.89% of total gross loans outstanding at March 31, 2003, from $2.5 million or 0.86% of total gross loans at March 31, 2002.

     Riverview's profitability measures were impacted by the $1.5 million after-tax, non-cash charge in the fourth quarter. Including the charge, Riverview's annualized return on average equity (ROE) was 7.99%, and annualized return on average assets (ROA) was 1.07% for fiscal year 2003. Excluding the charge, ROE was 10.74% for the year, compared to 9.01% last fiscal year, and ROA was 1.44% for the fiscal year compared to 1.16% a year earlier.

     Riverview Bancorp, Inc. (www.riverviewbank.com) is headquartered in
Vancouver, Washington   just north of Portland, Oregon on the I-5 corridor.
With $420 million in assets, it's the parent company of Riverview Community Bank, Riverview Asset Management Corp. and Riverview Mortgage, a division of the bank. There are 12 Southwest Washington branch locations, including eight
in Clark County   the fastest growing county in the state.  On February 6,
2003, Riverview announced that it had signed a definitive agreement to acquire Today's Bancorp, Vancouver, Washington. Riverview offers true community banking, focusing on providing the highest quality service and financial products to commercial and retail customers. On Monday, May 5, 2003, the Bancorp's stock closed the trading day at 17.11 per share.



This document may contain forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from expectations. The risks and uncertainties include but are not limited to regional economic conditions, competitive factors, interest rate fluctuations, the market for mortgage-backed securities and government and regulatory actions. For a discussion of these and other factors that could cause actual results to differ, please see the company's publicly available Securities and Exchange Commission filings, including its annual report on Form 10-K for the year ended March 31, 2002 and March 31, 2003 that will be filed with the Securities and Exchange Commission in June 2003.

                           (tables follow)

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Riverview Bancorp, Inc.
May 5, 2003
Page 3

RIVERVIEW BANCORP, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS
MARCH 31, 2003 AND 2002
(Unaudited)

(In thousands, except share data)                          2003         2002
------------------------------------------------------------------------------
ASSETS

Cash (including interest-earning accounts of $42,464
  and $14,369)                                          $  60,858   $  22,492
Loans held for sale                                         1,501       1,826
Investment securities available for sale, at fair value
  (amortized cost of $20,265 and $18,925)                  20,426      18,275
Mortgage-backed securities held to maturity, at amortized
  cost (fair value of $3,403 and $4,485)                    3,301       4,386
Mortgage-backed securities available for sale, at fair
  value(amortized cost of $12,669 and $36,462)             13,069      36,999
Loans receivable (net of allowance for loan losses of
  $2,739 and $2,537)                                      300,310     286,704
Real estate owned                                             425         853
Prepaid expenses and other assets                             854         525
Accrued interest receivable                                 1,492       1,902
Federal Home Loan Bank stock, at cost                       5,646       5,317
Premises and equipment, net                                 9,703      10,607
Deferred income taxes, net                                  1,321         607
Mortgage servicing rights, net                                629         912
Core deposit intangible, net                                  369         696
                                                        ---------   ---------
TOTAL ASSETS                                            $ 419,904   $ 392,101
                                                        =========   =========

LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES:
Deposit accounts                                        $ 320,742   $ 259,690
Accrued expenses and other liabilities                      4,364       4,001
Advance payments by borrowers for taxes and insurance         287         233
Federal Home Loan Bank advances                            40,000      74,500
                                                        ---------   ---------
     Total liabilities                                    365,393     338,424

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY:
Serial preferred stock, $.01 par value; 250,000
  authorized, issued and outstanding, none                      -           -
Common stock, $.01 par value; 50,000,000 authorized,
  2003 - 4,585,543 issued, 4,358,704 outstanding               46          47
  2002 - 4,735,066 issued, 4,458,456 outstanding
Additional paid-in capital                                 33,525      35,725
Retained earnings                                          22,389      20,208
Unearned shares issued to employee stock ownership trust   (1,804)     (2,010)
Unearned shares held by the management recognition
  and development plan                                        (15)       (218)
Accumulated other comprehensive income (loss)                 370         (75)
                                                        ---------   ---------
     Total shareholders' equity                            54,511      53,677
                                                        ---------   ---------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY              $ 419,904   $ 392,101
                                                        =========   =========

                                       (more)

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Riverview Bancorp, Inc.
May 5, 2003
Page 4

RIVERVIEW BANCORP, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF INCOME
FOR THE THREE AND TWELVE MONTHS ENDED
MARCH 31, 2003 AND 2002
(Unaudited)                          THREE MONTHS            TWELVE MONTHS
(In thousands, except                ENDED MARCH 31,         ENDED MARCH 31,
 share data)                       2003          2002       2003        2002
------------------------------------------------------------------------------

INTEREST INCOME:
Interest and fees on loans
  receivable                     $ 5,828       $ 5,754   $ 23,670      $24,872
Interest on investment
  securities                          68            31        200          327
Interest on mortgage-backed
  securities                         189           535      1,241        2,677
Other interest and dividends         292           321      1,350        1,964
                                 -------       -------   --------      -------
    Total interest income          6,377         6,641     26,461       29,840
                                 -------       -------   --------      -------
INTEREST EXPENSE:
Interest on deposits               1,127         1,448      5,475        8,729
Interest on borrowings               524         1,124      2,942        5,589
                                 -------       -------   --------      -------
    Total interest expense         1,651         2,572      8,417       14,318
                                 -------       -------   --------      -------
Net interest income                4,726         4,069     18,044       15,522
  Less provision for loan losses     210           396        727        1,116
                                 -------       -------   --------      -------
Net interest income after
  provision for loan losses        4,516         3,673     17,317       14,406
                                 -------       -------   --------      -------
NON-INTEREST INCOME (LOSS):
Fees and service charges           1,080           948      4,263        3,707
Asset management services            193           181        742          745
Gain on sale of loans held
  for sale                           444           290      1,552        1,067
(Loss) gain on sale of securities
   and impairment                 (2,300)            -     (2,138)         863
Gain on sale of other real estate
   owned                              13             2         55           34
Loan servicing income (expense)     (181)           17       (619)          57
Other                                 21            23         83           78
                                 -------       -------   --------      -------
Total non-interest income (loss)    (730)        1,461      3,938        6,551
                                 -------       -------   --------      -------

NON-INTEREST EXPENSE:
Salaries and employee benefits     2,231         2,041      8,395        7,763
Occupancy and depreciation           628           587      2,481        2,199
Data processing                      220           205        834          776
Amortization of core deposit
  intangible                          82            82        327          327
Marketing expense                    103            76        605          540
FDIC insurance premium                12            12         47           51
State and local taxes                 98            97        383          402
Telecommunications                    68            78        225          259
Professional fees                     89           102        399          346
Other                                273           334      1,212        1,290
                                 -------       -------   --------      -------
Total non-interest expense         3,804         3,614     14,908       13,953
                                 -------       -------   --------      -------

INCOME (LOSS) BEFORE FEDERAL
  INCOME TAXES                       (18)        1,520      6,347        7,004
PROVISION (BENEFIT) FOR FEDERAL
  INCOME TAXES                       (39)          464      1,988        2,136
                                 -------       -------   --------      -------
NET INCOME                       $    21       $ 1,056   $  4,359      $ 4,868
                                 =======       =======   ========      =======
Earnings per common share:
  Basic                            $0.00         $0.24      $1.00        $1.06
  Diluted                           0.00          0.23       0.99         1.06
Weighted average number of
 shares outstanding:
  Basic                        4,346,083     4,474,999  4,365,855    4,572,253
  Diluted                      4,407,686     4,515,744  4,424,733    4,612,468

                                   (more)

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Riverview Bancorp, Inc.
May 5, 2003
Page 5
                     RIVERVIEW BANCORP, INC. AND SUBSIDIARY
                             FINANCIAL HIGHLIGHTS
                                  (Unaudited)

                                        AT OR FOR THE        AT OR FOR THE
                                         YEAR ENDED            YEAR ENDED
                                       MARCH 31, 2003        MARCH 31, 2002
                                       --------------        --------------
                                     (Dollars in thousands, except share data)
FINANCIAL CONDITION DATA
------------------------

Average interest earning assets          $ 379,899             $  393,226
Average interest-bearing liabilities       304,845                326,356
Net average earning assets                  75,054                 66,870
Non-performing assets                          748                  2,375
Non-performing loans                           323                  1,522
Allowance for loan losses                    2,739                  2,537

Average interest-earning assets to
 average interest-bearing liabilities       124.62%                120.49%
Allowance for loan losses to non-
 performing loans                           847.99%                166.69%
Allowance for loan losses to net loans        0.89%                  0.86%
Non-performing loans to total net loans       0.11%                  0.53%
Non-performing assets to total assets         0.18%                  0.61%
Shareholders' equity to assets               12.98%                 13.69%
Efficiency ratio (4)                         67.82%                 63.21%
Efficiency ratio net of intangible
 amortization                                63.57%                 61.07%
Efficiency ratio net of intangible
 amortization and impairment charge          57.78%                 61.07%
Coverage ratio net of intangible
 amortization                               123.75%                113.91%
Number of banking facilities                    12                     12

                                     AT OR FOR THE           AT OR FOR THE
                                      THREE MONTHS           TWELVE MONTHS
                                         ENDED                   ENDED
                                        March 31,               March 31,
                                   ------------------       ----------------
SELECTED OPERATING DATA            2003          2002       2003        2002
-----------------------            ----          ----       ----        ----
                                   (Dollars in thousands, except share data)

Return on average assets (1)       0.02%         1.10%      1.07%       1.16%
Return on average assets
 excluding impairment charge       1.52%         1.10%      1.44%       1.16%
Return on average equity (1)       0.15%         7.87%      7.99%       9.01%
Return on average equity
 excluding impairment charge      11.14%         7.87%     10.74%       9.01%
Net interest margin                5.15%         4.63%      4.83%       4.04%


PER SHARE DATA
--------------

Basic earnings per share (2)    $  0.00        $ 0.24     $ 1.00      $ 1.06
Diluted earnings per share (3)     0.00          0.23       0.99        1.06
Book value per share (2)          12.51         12.04      12.51       12.04
Tangible book value per
 share (2)                        12.28         11.68      12.28       11.68
Market price per share:
 High for period                  17.040        14.000     17.040      14.000
 Low for the period               14.640        11.930     13.050       9.250
 Close for period end             16.980        14.000     16.980      14.000
Cash dividends declared per share  0.125         0.110      0.500       0.440

Average number of shares outstanding:
 Basic (2)                     4,346,083     4,474,999  4,365,855   4,572,253
 Diluted (3)                   4,407,686     4,515,744  4,424,733   4,612,468
(1) Amounts are annualized.
(2) Amounts calculated exclude ESOP shares not committed to be released.
(3) Amounts calculated exclude ESOP shares not committed to be released and include common stock equivalent.
(4) Non-interest expense divided by net interest income plus non-interest income.

                                       # # #

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